Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Henry A. Diamond	Andrew Spender
Group Vice President	Vice President
Investor Relations and Corporate Finance	Corporate Communications
+1 203 316 3399	+1 203 316 3268
henry.diamond@gartner.com	andrew.spender@gartner.com
Gartner Enters into Agreement to Acquire AMR Research, Inc.
STAMFORD, Conn., December 1, 2009 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today announced that it has agreed to acquire AMR Research, Inc. for approximately $64 million in cash, subject to certain closing adjustments. With projected full year 2009 revenues of approximately $40 million, AMR Research is a leading research and advisory services firm serving supply chain management and IT professionals. The firm is recognized for its research focused on the intersection of business processes and technology for the supply chain professional.
The acquisition of AMR Research is expected to expand Gartner’s suite of research offerings and also complement its consulting and events businesses. Moreover, the addition of AMR Research’s experienced sales team should enhance Gartner’s ability to further penetrate the vast market opportunity for syndicated research. The combination is also expected to drive operational efficiencies and cost savings.
Gene Hall, Gartner’s chief executive officer, said, “AMR Research is an excellent strategic fit for Gartner. The firm is the market leader for research related to supply chain management, which is inextricably linked to IT and has become a central and growing issue for many organizations. We expect the acquisition to give us immediate presence in this market and the ability to generate substantial synergies by selling AMR Research products to Gartner clients and Gartner products to AMR Research clients. The addition of AMR Research’s team of approximately 40 research analysts and 45 sales executives should enable us to offer expanded resources to our clients and increase our opportunities for growth.”
Tony Friscia, AMR Research’s chief executive officer, commented, “Gartner’s scale and worldwide distribution will enable AMR Research to sell its world-class products to a much larger client base than it ever could as an independent company. This transaction is a unique and exciting opportunity for AMR Research.”
Gartner intends to finance the acquisition through the use of cash on hand, as well as borrowings under the Company’s existing line of credit. The transaction is subject to customary closing conditions and is expected to close later this month.
Gartner does not expect the acquisition of AMR Research to have a material impact on its 2009 financial results, but does expect it to be significantly accretive to its revenue, earnings and cash flow over time. On a reported GAAP basis, which includes the impact of estimated acquisition and integration related charges, the transaction is expected to be dilutive to income per share by ($0.11) — ($0.09) in 2010 and accretive to income per share by at least $0.01 — $0.04 in 2011. Excluding estimated acquisition and integration related charges, the transaction is expected to be modestly accretive to income per share in 2010 and add at least $0.04 — $0.06 to income per share in 2011. See “Non-GAAP Financial Measures” for a discussion of income per share, excluding estimated acquisition and integration charges. The
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Company will provide additional information on the transaction on its fourth quarter 2009 earnings conference call.
About Gartner
Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. We deliver the technology-related insight necessary for our clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to technology investors, we are the indispensable partner to 60,000 clients in 10,000 distinct organizations. Through the resources of Gartner Research, Gartner Executive Programs, Gartner Consulting and Gartner Events, we work with every client to research, analyze and interpret the business of IT within the context of their individual role. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has 4,000 associates, including 1,200 research analysts and consultants, and clients in 80 countries. For more information, visit www.gartner.com.
Non-GAAP Financial Measures
Investors are cautioned that income per share, excluding estimated acquisition and integration related charges, contained in this press release is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP. This non-GAAP financial measure is provided to enhance the user’s overall understanding of the expected impact of the acquisition of AMR Research on Gartner’s future operating results. We believe that income per share, excluding estimated acquisition and integration related charges, is an important measure of the expected benefits from the acquisition of AMR Research as it excludes charges that may not be indicative of Gartner’s core ongoing operating results.
The following is a reconciliation of the expected impact of the acquisition of AMR Research on income per share, excluding estimated acquisition and integration related charges, to GAAP income per share:

	2010	2011
Expected impact on GAAP income per share	($0.11) - ($0.09)	$0.01 - $0.04
Estimated acquisition and integration related charges (1)	$0.11 - $0.10	$0.03 - $0.02

Expected impact on income per share, excluding estimated acquisition and integration related charges	$0.00 - $0.01	$0.04 - $0.06

(1)	Acquisition and integration related charges primarily consist of amortization for identifiable intangibles, fair value adjustments on pre-acquisition deferred revenue and certain non-recurring costs such as severance and other exit costs.
Safe Harbor Statement
Statements contained in this press release regarding Gartner’s expected acquisition of AMR Research, the expected benefits from the acquisition and its expected impact on Gartner’s future financial results, as well as all other statements in this release other than recitation of historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are

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not limited to, ability to expand or even retain Gartner’s customer base; ability to grow or even sustain revenue from individual customers; ability to retain the professional staff of research analysts and consultants upon whom Gartner is dependent; ability to achieve and effectively manage growth; ability to pay Gartner’s debt obligations; ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; ability to carry out Gartner’s strategic initiatives and manage associated costs; substantial competition from existing competitors and potential new competitors; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on Gartner’s businesses and operations; general economic conditions; and other risks listed from time to time in Gartner’s reports filed with the Securities and Exchange Commission, including Gartner’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These filings can be found on Gartner’s Web site at www.gartner.com/investors and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
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